UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 15, 2013

BALLY TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-31558	88-0104066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6601 S. Bermuda Rd. Las Vegas, Nevada (Address of Principal Executive Offices)
89119
(Zip Code)

Registrant’s telephone number, including area code:  (702) 584-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

The Merger Agreement

On July 15, 2013, Bally Technologies, Inc. (the “Company”), Manhattan Merger Corp., an indirect wholly-owned subsidiary of the Company (“Merger Sub”), and SHFL entertainment, Inc. (“SHFL”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”). Under the terms of the Merger Agreement, Merger Sub will merge with and into SHFL (the “Merger”), with SHFL surviving the Merger as an indirect wholly-owned subsidiary of the Company.

At the effective time of the Merger (the “Effective Time”), each share of SHFL common stock issued and outstanding immediately prior to the Effective Time (other than shares held by the Company, SHFL or Merger Sub and/or any of their respective subsidiaries, which will be canceled, and shares of SHFL common stock with respect to which appraisal rights are properly exercised and not withdrawn under Minnesota law) will be automatically converted into the right to receive $23.25 in cash.  Outstanding SHFL equity awards will be cashed out as set forth in greater detail in the Merger Agreement.

SHFL has made customary representations, warranties and covenants in the Merger Agreement, including among others (i) to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the Effective Time, (ii) not to engage in certain kinds of transactions or take certain actions during such interim period, (iii) to prepare and file proxy materials with respect to, and cause the holding of, a meeting of SHFL’s stockholders to consider the adoption of the Merger Agreement, (iv) to obtain the requisite governmental approvals, including gaming and antitrust, and third party consents, and (v) to cooperate with the Company in connection with its debt financing efforts.

The Company has made customary representations, warranties and covenants in the Merger Agreement, including: (i) use of reasonable best efforts to obtain the financing necessary to close the Merger and (ii) use of reasonable best efforts to obtain all gaming, antitrust and other governmental approvals.  In connection with obtaining the antitrust approvals, the Company is not obligated to accept any divestitures of (a) iGaming assets if so doing would have a material impact on the iGaming business of SHFL and its subsidiaries, taken as a whole or the Company and its subsidiaries taken as a whole or if certain other iGaming related prohibitions are imposed or (b) assets which accounted for more than $35 million in gross revenues for the 12 months ended October 31, 2012.

Each party’s obligation to consummate the Merger is subject to customary conditions, including (i) the approval of the holders of a majority of the issued and outstanding shares of SHFL common stock, (ii) the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the approval of specified gaming authorities and under specified gaming laws, (iv) the absence of any law or order prohibiting the completion of the Merger, (v) subject to certain exceptions regarding materiality, the accuracy of the representations and warranties of the other party, and (vi) the compliance of the other party with its covenants in all material respects.  The Company’s obligation to consummate the Merger is also subject to the absence of a material adverse change with respect to SHFL since the date of the Merger Agreement.

Pursuant to a financing commitment letter delivered to SHFL at signing of the Merger Agreement (the “Commitment Letter”), Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bank of America, N.A., Goldman Sachs Bank USA, and Union Bank, N.A. have committed, subject to customary conditions, to provide the Company with financing for the transactions contemplated by the Merger Agreement and certain other transactions related thereto pursuant to either (i) an approximately $1,300 million term loan facility through an amendment to the Company’s Second Amended and Restated Credit Agreement dated April 19, 2013 or (ii) a new senior secured credit facility consisting of (a) an approximately $200.0 million senior secured revolving credit facility, (b) an approximately $200.0 million senior secured term loan facility, and (c) an approximately $1,825.0 million senior secured term loan facility. However, the Company’s ability to obtain financing is not a condition to closing the Merger and the Merger Agreement provides for specific performance.

The Merger Agreement contains certain termination rights for the Company and SHFL.  In connection with the termination of the Merger Agreement under certain specified circumstances, SHFL may be required to pay the Company a termination fee of $43,335,601.

The Merger, the Merger Agreement and the transactions contemplated thereby have been unanimously approved by the boards of directors of the Company and SHFL.

The foregoing summaries of the Merger Agreement and the Commitment Letter are not complete and are qualified in their entirety by reference to the complete text of the Merger Agreement and the Commitment Letter, copies of which are filed herewith as Exhibits 2.1 and 99.1 and incorporated herein by reference.

Cautionary Statements

The Merger Agreement has been summarized and filed herewith to provide information regarding its terms. Except for its status as a contractual arrangement that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

The Merger Agreement contains representations and warranties made by the parties to each other regarding certain matters. The assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties. Moreover, certain representations and warranties may not be complete or accurate as of a particular date because they are subject to a contractual standard of materiality that is different from those generally applicable to stockholders and/or were used for the purpose of allocating risk among the parties rather than establishing certain matters as facts. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Item 8.01                                           Other Events.

On July 16, 2013, the Company issued a press release announcing the execution of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.2.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

2.1*	Agreement and Plan of Merger, dated July 15, 2013, by and among Bally Technologies, Inc., Manhattan Merger Corp., and SHFL entertainment, Inc.

99.1

Commitment Letter, dated July 15, 2013, by and between Bally Technologies, Inc. and Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bank of America, N.A., Goldman Sachs Bank USA, and Union Bank, N.A.

99.2	Press Release issued by the Company, dated July 16, 2013.

*                 Certain schedules to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BALLY TECHNOLOGIES, INC.

By:	/s/ Mark Lerner
Mark Lerner
Senior Vice President, General Counsel and Secretary

Dated: July 18, 2013

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1*	Agreement and Plan of Merger, dated July 15, 2013, by and among Bally Technologies, Inc., Manhattan Merger Corp., and SHFL entertainment, Inc.

99.1

Commitment Letter, dated July 15, 2013, by and between Bally Technologies, Inc. and Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bank of America, N.A., Goldman Sachs Bank USA, and Union Bank, N.A.

99.2	Press Release issued by the Company, dated July 16, 2013.

*                 Certain schedules to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.